EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Zions Bancorporation:

We consent to the use in this Registration Statement on Form S-4 of our report dated February 5, 1998 with respect to the consolidated financial statements of Routt County National Bank Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ FORTNER, BAYENS, LEVKULICH & CO.

                                         FORTNER, BAYENS, LEVKULICH & CO.


Denver, Colorado
April 22, 1998